                        JOSTENS, INC. AND SUBSIDIARIES

                  EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT


                                                       State or Other
         Name                                  Jurisdiction of Organization
         ----                                 ------------------------------
American Yearbook Company, Inc.                       Kansas
Hunter Publishing Company                             North Carolina
Jostens Canada, Ltd.                                  Manitoba, Canada
Jostens/Massachusetts, Inc.                           Massachusetts
Jostens Photography, Inc.                             California
Jostens Publishing Group, Inc.                        Minnesota
The Jostens Foundation, Inc.                          Minnesota
Wayneco Enterprises, Incorporated                     Pennsylvania
Wicat Sales, Inc.                                     Minnesota


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